Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-04711) pertaining to The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan of our report dated March 25, 2005, with respect to the financial statements and schedule of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania

March 25, 2005